Exhibit 5.1

June 10, 2010

Coleman Cable, Inc.

CCI International, Inc.

1530 Shields Drive

Waukegan, Illinois 60085

Re:	Registration Statement on Form S-4 of Coleman Cable, Inc. and the Guarantor (as defined below)

Ladies and Gentlemen:

We have acted as special counsel to Coleman Cable, Inc., a Delaware corporation (the “Company”), and CCI International, Inc., a Delaware corporation (the “Guarantor”), in connection with the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Guarantor with the Securities and Exchange Commission (the “Commission”) relating to the Company’s offer to exchange $275,000,000 aggregate principal amount of its 9% Senior Exchange Notes due 2018 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the guarantee of the Exchange Notes by the Guarantor (the “Exchange Guarantee” and, together with the Exchange Notes, the “Exchange Securities”) for the Original Securities, as described below.

The Exchange Securities are to be offered by the Company and the Guarantor, respectively, in exchange for $275,000,000 aggregate principal amount of 9% Senior Notes due 2018 that were issued and sold in transactions exempt from registration under the Securities Act (the “Original Notes”) and the guarantee of the Original Notes by the Guarantor (the “Original Guarantee” and, together with the Original Notes, the “Original Securities”), all as more fully described in the Registration Statement. The Exchange Securities will be issued under that certain Indenture, dated as of February 3, 2010 (the “Indenture”), among the Company, the Guarantor and Deutsche Bank National Trust Company, as trustee. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the prospectus (the “Prospectus”) contained in the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the certificate of incorporation of each of the Company and the Guarantor, as currently in effect; (iii) the by-laws of each of the Company and the Guarantor, as currently in effect; (iv) an execution copy of the Indenture; (v) the form of the Exchange Securities; and (vi) resolutions adopted by the Board of Directors of the Company and the Guarantor authorizing, among other things, the filing of the Registration Statement and the issuance and exchange of the Exchange Securities for the Original Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that all parties to the documents reviewed by us are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, and have full power and authority to execute, deliver and perform under such documents, and all such documents have been duly authorized, executed and delivered by all parties thereto (other than the Company and the Guarantor) and are valid and legally binding against such parties (other than the Company and the Guarantor). As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company and the Guarantor.

Based upon and subject to the foregoing, we are of the opinion that:

1. The issuance and exchange of the Exchange Notes for the Original Notes have been duly authorized by all requisite corporate action of the Company and the issuance of the Exchange Guarantee has been duly authorized by all requisite corporate action of the Guarantor.

2. The Exchange Notes will constitute valid and binding obligations of the Company, and the Exchange Guarantee will constitute a valid and binding obligation of the Guarantor, enforceable against the Company and the Guarantor, respectively, in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), when: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act; (ii) the Exchange Securities are duly executed and authenticated in accordance with the provisions of the Indenture; and (iii) the Exchange Securities shall have been issued and delivered in exchange for the Original Securities pursuant to the terms set forth in the Prospectus.

The opinions expressed herein are based upon and limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the statutory provisions, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law) and the federal laws of the United States of America. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP